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                                                                   EXHIBIT 10.50

                           NATIONAL ENERGY GROUP, INC.
                       CODE OF ETHICS AND BUSINESS CONDUCT

STATEMENT OF GENERAL POLICY

This Code of Ethics and Business Conduct (the "Code") has been adopted to provide guiding principles to all officers and employees of National Energy Group, Inc. (the "Company") in the performance of their duties. It also applies in many respects to the directors of the Company. The Code should be read in conjunction with the Company's other policies that govern employee conduct.

The basic principle which governs all of our officers, directors and employees ("Insiders") is that the Company's business should be carried on with loyalty to the interest of our shareholders, customers, suppliers, fellow employees, strategic partners and other business associates. In furtherance of the foregoing, no Insider shall: (a) employ any device, scheme or artifice to defraud the Company or any Business Associate; (b) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the Company or any Business Associate.

The Company is committed to a high standard of business conduct. This means conducting business in accordance with the spirit and letter of applicable laws and regulations and in accordance with ethical business practices. This Code, which applies to all Insiders and their Family Members, helps in this endeavor by providing a statement of the fundamental principles that govern the conduct of the Company's business. In addition, all Insiders and their family members are responsible for complying with all laws and regulations applicable to the Company.


1. Definition of Terms Used

     (a) "Business Associate" means any supplier of services or materials, customers, consultant professional advisor, lessor of space or goods, tenant, licensor, licensee or partner of the Company.

     (b) "Company" includes National Energy Group, Inc. and each of its subsidiaries and affiliated business entities.

     (c)  "Insider" means any officer, director or employee of the Company.

     (d) "Family Members" means as to a specific Insider, his or her Immediate Family Members and any company, partnership, limited liability company, trust or other entity that is directly or indirectly controlled by that Insider or by any Immediate Family Member of that Insider.

     (e) "Immediate Family Member" includes the spouse (or life partner) and children of an Insider and any relative (by blood or marriage) of that Insider or spouse (or life partner) residing in the same household as such Insider.

     (f)  "Compliance Officer" shall mean Philip D. Devlin.

2.   Transactions with the Business Associates

     (a) In adhering to the foregoing basic principles, our Insiders and their Family Members must not profit, directly or indirectly, due to their position in the Company to the detriment, or at the expense, of the Company or any Business Associate. No Insider shall take for his or her own advantage any corporate opportunity for profit, which he or she learns about in his or her position with the Company.

     (b) Insiders and their Family Members are encouraged to patronize our Business Associates. However, no Insider or Family Member shall sell to, or purchase from, a Business Associate any goods or services except in the ordinary course of the




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          Business Associate's business. No Insider or Family Member shall borrow money or other property from a person known by the Insider to be a business Associate, unless that Business Associate is regularly engaged in the business of lending money or such other property, and the loan and the terms thereof are in the ordinary course of the Business Associate's business.

     (c) No Insider shall make any payment or take any action to any government official, agent or representative of the United States, any State or jurisdiction of the United States or of any foreign country without the prior consent of the Compliance Officer. No Insider shall make any payment or take any action in violation of the U.S. Foreign Corrupt Practices Act.

3.   Non-Disclosure of Information

     (a) No Insider or Family Member shall discuss with, or inform others about, any actual or contemplated business transaction by a Business Associate or the Company except in the performance of the Insider's employment duties or in an official capacity and then only for the benefit of the Business Associate or the Company, as appropriate, and in no event for personal gain or for the benefit of any other third party.

     (b) No Insider or Family Member shall give any information to any third party about any business transaction of the Company or its Business Associates that are proposed or in process unless expressly authorized to do so by the Compliance Officer.

     (c) No Insider or Family Member other than the Company's Chief Executive Officer, the Chief Financial Officer and the Chief Information Officer, if any, may discuss with any member of the press or media the Company or its Business Associates except with the prior authorization of the Compliance Officer. Insiders and Family Members shall refer all press inquiries to the Compliance Officer.

4.   Preferential Treatment and Gifts

No Insider shall seek or accept for his or her self or for any Family Member any favors, preferential treatment, special benefits, special documents, gifts or other consideration as a result of such Insider's association with a Business Associate or the Company, except those usual and normal benefits directly provided by a Business Associate or the Company. The foregoing, however, does not prohibit receipt of gifts of nominal value.

5.   Conflicts of Interest

     (a) An Insider shall maintain a high degree of integrity in the conduct of the Company's business and maintain independent judgment. Each Insider must avoid any activity or personal interest that creates, or appears to create, a conflict between his/her interests and the interests of the Company. A conflict of interest arises any time such a person has a duty or interest that may conflict with the proper and impartial fulfillment of such person's duties, responsibilities or obligations to the Company. Conflicts of interest include, by way of example, a person:

               making an investment that may affect his/her business decisions;

               owning a meaningful financial interest in, or being employed by, an organization that competes with the Company;

               owning a meaningful financial interest in, or being employed by, an organization that does, or seeks to do, business with the Company;

               making a material decision on a matter where such person's self-interests may reasonably call the appropriateness of the decision into question;



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               being employed by or accepting compensation from any other person as a result of business activity or prospective business activity affecting the Company.

     (b) An officer or employee that becomes aware of a personal interest which is, or may be viewed as, in conflict with that of the Company or a Business Associate should promptly present the situation and the nature of the possible conflict to the Compliance Officer for appropriate consideration. A director of the Company that becomes aware of a conflict of interest should bring the matter to the attention of the Board of Directors of the Company. The Insider shall refrain from further action until the situation has been consented to in writing by the Compliance Officer or Board of Directors, as the case may be.

     (c) No Insider or Family Member shall personally benefit, directly or indirectly from any Company purchase or sale, or derive any other personal gain from any other Company activity, except when the transaction has been fully disclosed to and approved in writing as provided in this Code.

     (d) No Insider or Family Member shall have any meaningful personal business or financial interest in any Business Associate or competitor of the Company, without proper consent. For these purposes, holding 5% or less of the shares of Business Associate or competitor whose shares are publicly traded shall not be deemed "meaningful."

     (e) No Insider shall hold any position with (including as a member of the board of directors or other governing body) or perform services for a Business Associate or a competitor of the Company, without proper consent.

     (f) No insider shall provide any services to other business enterprises which reasonably could be deemed to adversely affect the proper performance of his or her work for the Company or which might jeopardize the interests of the Company, including serving as a director, officer, consultant or advisor of another business, without proper consent.

     (g) No Insider shall direct, or seek to direct, any Company business with any business enterprise in which the Insider or his or her Family Member has a meaningful ownership position or serves in a leadership capacity, without proper consent.

6.   Inside Information

     Securities laws and regulations prohibit the misuse of material non-public ("inside") information when purchasing, selling or recommending securities.

     Inside information obtained by any Insider from any source must be kept strictly confidential. All inside information should be kept secure and access to files and computer files containing such information should be restricted. Insiders shall not use, act upon, or disclose to any third party including, without limitation, any Family Member, any material inside information, except as may be necessary for the Company's legitimate business purposes to the extent approved, in advance, by the Compliance Officer. Questions and requests for assistance regarding inside information should be promptly directed to the Compliance Officer.

     Information is generally considered "material" if (a) there is a substantial likelihood that a reasonable investor would find the information important in determining whether to trade in a security, or (b) the information, if made public, would likely affect the market price of a company's securities. Inside information typically includes, but is not limited to, knowledge of pending Company business transactions, corporate finance activity, mergers or acquisitions, unannounced earnings and financial results and other significant developments affecting the Company.

     Insiders and Family Members are prohibited from insider trading (buying or selling securities when in possession of material, nonpublic information) or tipping (passing such information on to someone who may buy or sell securities).

     This prohibition on insider trading applies to Company securities and also to the securities of Business Associates if such person learns material, nonpublic information about them as a result of his or her position with the Company.




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Information is generally considered "nonpublic" unless it has been adequately disclosed to the public, which means that the information must be publicly disclosed and adequate time must have passed for the securities markets to absorb the information. A delay of two business days is usually considered a sufficient period for routine information to be absorbed by the market. A longer period may be necessary for particularly significant or complex matters.

If an Insider leaves the Company, he or she must maintain the confidentiality of all inside information until it has been adequately disclosed to the public. If there is any question as to whether information regarding the Company or any Business Associate is material or has been adequately disclosed to the public, the Compliance Officer must be contacted.

7.   Personal Securities Transactions

It is the best interest of the Company and its Business Associates that no Insider knowingly take advantage of a corporate opportunity for personal benefit or takes action inconsistent with such Insider's obligations to the Business Associates. To that end, the Company has adopted its Securities Trading Policy (a copy of which is attached hereto as Annex 1 and incorporated herein by this reference). The Securities Trading Policy applies to all Insiders and their Family Members.

8.   Guarding Corporate Assets

Insiders have a duty to safeguard company assets, including its physical premises and equipment, records, customer information and Company trademarks, trade secrets and other intellectual property. Company assets shall be used for Company business only. Without specific authorization, no Insider or Family Member may take, loan, sell, damage or dispose of Company property or use, or allow others to use, Company property for any non-Company purposes.

9.   Corporate Books and Records

     (a) Insiders must ensure that all Company documents are completed accurately, truthfully, in a timely manner and properly authorized.

     (b) Financial activities and transactions must be recorded in compliance with all applicable laws and accounting practices and in accordance with the generally accepted accounting principles designated by the Company. The making of false or misleading entries, records or documentation is strictly prohibited.

     (c) Insiders may never create a false or misleading report under the Company's name. In addition, no payments or established accounts shall be used for any purpose other than as described by their supporting documentation. No undisclosed funds or assets may be established.

     (d) No Insider may take any action to defraud, influence, coerce, manipulate or mislead any other employee, officer or director, or any outside auditor or lawyer for the Company for the purpose of rendering the books, records or financial statements of the Company incorrect or misleading.

     (e) Errors, or possible errors or misstatements in the Company's books and records must be brought to the attention of the Compliance Officer promptly upon discovery thereof. The Compliance Officer shall promptly inform the Chief Financial Officer of any such error or misstatement.

     (f) All employees and officers are expected to cooperate fully with the Company's internal auditors and outside auditors. No employee or officer shall impede or interfere with the financial statement audit process.



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10.  Document Retention


     (a) The Company seeks to comply fully with all laws and regulations relating to the retention and preservation of records. All Insiders shall comply fully with the Company's policies regarding the retention and preservation of records. Under no circumstances may Company records be destroyed selectively or maintained outside Company premises or designated storage facilities.

     (b) If the existence of a subpoena or impending government investigation becomes known to an Insider, he or she must immediately contact the Compliance Officer. Insiders must retain all records and documents that may be responsive to a subpoena or pertains to an investigation. Any questions regarding whether a record or document pertains to an investigation or may be responsive to a subpoena should be directed to the Compliance Officer before the record or document is disposed of. Insiders shall strictly adhere to the directions of the Compliance Officer in handling such records or documents.

11.  Compliance with Internal Controls and Disclosure Controls

     (a) The Company has adopted a system of internal controls that must be strictly adhered to by all Insiders in providing financial and business transaction information to and within the Company. The internal controls are the backbone of the integrity of the Company's financial records and financial statements.


          Each Insider shall promptly report to the Compliance Officer any actual or suspected breaches or violations of the Company's internal controls that come to the attention of the Insider.


          Each Insider shall promptly report to the Compliance Officer any actual or suspect fraudulent or questionable transactions or occurrences that come to the attention of the Insider. Potentially fraudulent transactions include, without limitation, embezzlement, forgery or alternation of checks and other documents, theft, misappropriation or conversion to personal use of Company assets, and falsification of records.

          Each Insider is encouraged to bring to the attention of the Compliance Officer any changes that the Insider believes may improve the Company's system of internal controls.

     (b) The Company has adopted a system of disclosure controls to assure that all important information regarding the business and prospects of the Company is brought to the attention of the Chief Executive Officer and Chief Financial Officer of the Company. The accuracy and timeliness of compliance is critical and necessary to enable those officers to provide the financial statement and periodic report certifications required by federal law.

          Each Insider shall strictly adhere to the system of disclosure controls, including the internal reporting responsibilities assigned to him or her by the Company.

          Each Insider shall promptly report in accordance with Company policy any significant event or occurrence (whether positive or negative) that arises in the course of the Insider's duties and responsibilities. Events or occurrences include those that affect or may affect the Company or its Business Associates, competitors or industry. General economic conditions need not be reported.

     (c) Each Insider shall be candid in discussing matters concerning internal controls and business disclosures with the Company's management, internal auditors, outside auditors, outside counsel and directors. Factual information is important. Opinions and observations are strongly encouraged.



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12.  Implementation of Code

While each Insider is individually responsible for compliance with the Code, he or she does not do so in a vacuum. The Company has the resources, people and processes in place to answer questions and guide Insiders through difficult decisions.

     (a) Compliance Officer Responsibility. The [title], reporting directly to the Company's [Disclosure Committee], has been designated the "Compliance Officer." The Compliance Officer is responsible for overseeing, interpreting and monitoring compliance with the Code. The Compliance Officer reports periodically to the Company's [Disclosure Committee] and Audit Committee regarding all aspects of administering and enforcing of the Code.

     (b) Reporting Violations. IF an Insider knows of or suspects a violation of applicable law or regulations, this Code or any of the Company's other policies, he or she must immediately report that information to the Compliance Officer or to [the Company's hotline discussed below] [the Audit Committee of The Board of Directors]. No Insider who reports an actual or suspected violation in good faith will be subject to retaliation.

    [(c) The Company's Hotline. The Company has a 24-hour hotline which can be used to report actual or suspected violations of applicable law or regulations, this Code or any other Company policy, including theft of Corporate property or other business abuse. All calls will be kept confidential to the extent possible.]

     (d) Investigations of Violations. Reported violations will be promptly investigated and treated confidentially to the extent possible. It is imperative that the person reporting the violation not conduct a preliminary investigation of his or her own. Investigations of alleged violations may involve complex legal issues. Persons who act on their own may compromise the integrity of an investigation and adversely affect both themselves and the Company.

ENFORCEMENT

The Compliance Officer will take such action he or she deems appropriate with respect to any Insider who violates, or who Family Member violates, any provision of this Code, and will inform the [Board of Directors] of the Company of all material violations. Any alleged violation by the Compliance Officer will be presented promptly to [the Audit Committee of] the Board Directors for its consideration and such action as the committee, in its sole judgment, shall deem warranted.

The Compliance Officer will keep records of all reports created under this Code and of all action taken under this Code. All such records will be maintained in such manner and for such periods as are required under applicable Federal and state law.

CONDITION OF EMPLOYMENT OR SERVICE

All insiders shall conduct themselves at all times in the best interests of the Company. Compliance with this Code shall be a condition of employment and of continued employment with the Company, and conduct not in accordance with this Code shall constitute grounds for disciplinary action, including termination of employment.

This Code is not an employment contract nor is it intended to be an all exclusive policy statement on the part of the Company. The Company reserves the right to provide the final interpretation of the policies it contains and to revise those policies as deemed necessary or appropriate.


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I acknowledge that I have read this Code of Ethics and Business Conduct (a copy of which has been supplied to me and which I will retain for future reference) and agree to comply in all respects with the terms and provisions hereof. I also acknowledge that this Code of Ethics and Business Conduct may be modified or supplemented from time to time, and I agree to comply with those modifications and supplements, as well.



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                                                                      Print Name


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                                                                       Signature

Date:
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